UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2020

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32259	94-3267295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2820 Orchard Parkway, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 470-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	ALGN	The NASDAQ Stock Market LLC (NASDAQ Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17  CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Align Technology, Inc (the “Company”) held its 2020 Annual Meeting of Stockholders on May 20, 2020 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below. For more information about these proposals, see the Company's proxy statement dated April 6, 2020, the relevant portions of which are incorporated herein by reference.

Proposal 1

Proposal to elect the 11 directors named below to serve as directors until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

Director Nominee	Votes For	Against	Abstain	Non-Votes
Kevin J. Dallas	62,295,715	47,374	54,619	5,966,734
Joseph M. Hogan	61,676,462	668,749	52,497	5,966,734
Joseph Lacob	59,166,632	3,177,019	54,057	5,966,734
C. Raymond Larkin, Jr.	60,253,821	2,088,122	55,765	5,966,734
George J. Morrow	58,583,083	3,760,167	54,457	5,966,735
Anne M. Myong	61,934,581	410,314	52,813	5,966,734
Thomas M. Prescott	60,988,164	1,359,177	50,368	5,966,733
Andrea L. Saia	60,809,190	1,536,073	52,445	5,966,734
Greg J. Santora	56,477,576	5,866,648	53,482	5,966,736
Susan E. Siegel	61,930,167	415,784	51,757	5,966,734
Warren S. Thaler	59,288,825	3,053,580	55,302	5,966,735

Proposal 2

Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2020.

For	Against	Abstain
64,192,068	3,893,453	278,921

Proposal 3

Proposal to conduct an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Non-Votes
55,795,867	6,457,946	143,893	5,966,736

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGN TECHNOLOGY, INC.

By:	/s/ Julie Coletti
Julie Coletti Senior Vice President, Chief Legal and Regulatory Officer

Date: May 21, 2020